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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANT'S CONSENT

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-95531) and related Prospectus of Landec Corporation for the registration of 2,562,503 shares of its common stock and to the incorporation by reference therein of our report dated December 6, 1999, with respect to the consolidated financial statements and schedule of Landec Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

April 18, 2000
San Francisco, California